Exhibit 99.11

                   PRODUCT RECOGNITION CAMPAIGN AGREEMENT

This PRODUCT RECOGNITION CAMPAIGN AGREEMENT (the "Agreement") is entered into this 1 day of January, 1998 by and between Marketing Direct Concepts, Inc., a Nevada Corporation, located at 333 N. Rancho, Suite 900, Las Vegas, NV 89106 ("MDC") and Saf T Lok Incorporated, located at 18245 S.E. Federal Highway, Tequesta, FL 33469 (the "Company").

                                   Section 1
                         Product Recognition Campaign

The Company hereby engages MDC to design and execute a product recognition campaign for the benefit of the Company. It will be comprised of the following components (collectively the "Campaign") and is designed to create a higher level of recognition for the Company's products:

(a) MDC will develop, design, and implement a National Product Recognition Campaign on behalf of the Company. The objective of the Campaign is to expose the Company and its product line to the general public and news media services. The Campaign shall consist of describing the Company's products and the products' advantages over competing products. The Campaign will also consist of demonstrating the disadvantages of competing products to the public who do not, or will not, use the Company's product. The Campaign shall be disseminated by MDC through local and national public relations efforts.


(b) MDC will contact 50 print, radio and television media entities per month in order to introduce the Company and its unique products to those media entities and shall provide that informational material developed by MDC's Advertising Department to those media entities.

(c) MDC will utilize its media resources and its E-mail database. MDC will build up, on a daily basis through special software programs, a list which will include the E-mail addresses of gun owners and people who work with or are associated with guns. The list will be constantly edited and updated and will be used to disseminate information about the Company and its products.


(d) MDC will provide the Company with a summary distribution report. The reports will include that information which is available regarding those persons or entities MDC contacted during each month, including those contacted from MDC's media and E-mail databases. The information which MDC shall provide to the Company includes, but is not limited to, geographic locations of those contacted, whether the contact is a business or individual; and if a media entity was contacted, its geographic location, what type of media (print, radio, television) the entity is engaged and how large an entity it is.

(e) MDC will prepare a Company Information Report, based on information provided by the Company. Such Information Report may be distributed by either the Company or MDC, with the printing and mailing costs to be paid by the Company. It is understood that MDC will not be obligated to make an independent investigation of any information provided by the Company, and that MDC will have the right to rely exclusively upon the accuracy of statements and documents provided by the Company.

Section 2.
Campaign Term

The Campaign will commence on January 1, 1998 and will terminate December 31, 1998.

Section 3.
Payment Terms

Further, the Company shall pay to MDC Ten Thousand Dollars ($10,000.00) per month for the duration of this Agreement. This payment shall be due on or before the 5th day of each month for the duration of this Agreement, provided, however, that the first payment shall be due on or before January 12, 1998.
In the event the Company fails to pay such monthly payment for a period of 30 days, MDC shall be entitled to suspend the Campaign until such monthly payment is paid to MDC.

Any costs to be incurred by MDC, such as magazine subscriptions, news wire services, mailing costs, literature product costs and any other costs associated in producing a successful public relations Campaign should all be borne by the Company. All such costs will require prior written approval by the Company before MDC can incur any of the actual expenses. The Company understands that such services as mentioned above can become an integral part of the Company's PR Campaign. Therefore, the Company agrees to expedite such approval when requested by MDC. The Company further understands that the Campaign can be dramatically effected if MDC is not able to utilize all of the outside services it requires.

MDC shall provide a monthly invoice on all approved purchases to the Company, and the Company agrees to pay such invoices within 15 days of presentation.
In the event the Company fails to pay such additional expenses within a period of 30 days from the date the invoice is presented to the Company, MDC shall be entitled to suspend the Campaign until such additional expenses are paid to MDC.

Section 4.
Representations, Warranties and Covenants


MDC hereby represents, warrants and covenants to the Company as follows:

(a)	MDC will utilize its best efforts to design the Campaign in a manner most beneficial to the Company. However, it is understood that MDC makes no representations or warranties regarding the eventual impact of the Campaign upon the sales of the Company's products.

(b)	MDC shall comply with all applicable laws in connection with the activities contemplated by this Agreement including, but not limited to, the federal and state securities laws.

(c)	MDC is aware of the legal restrictions on the use of and publication of material considered to be non-public, or insider, information. MDC further understands that, in the event it receives any such information, it has received that information in confidence and will not disclose that information to any third party or use that information for its own benefit or for the benefit of its employees or directors.

The Company hereby represents, warrants and covenants to MDC as follows:

(a)	The Company agrees that it will make the monthly payments due under this Agreement, as set forth in Section 3 above.

(b)	All information provided by the Company to MDC regarding the Company's products shall be true, complete and accurate in all material respects. In the event any such information is required to be disseminated to the public prior to the inclusion of such information in any of the above Campaign activities to be conducted by MDC, the Company will use its best efforts to disseminate such information to the public in a timely fashion. The Company further represents that it will provide MDC with written updates of product information which cause the information previously provided to MDC by the Company to be significantly inaccurate.

(c)	The Company agrees to indemnify and hold harmless MDC and each of its officers, directors, agents, employees and controlling persons to the fullest extent permitted by law, from any and all losses, claims, damages, expenses (including reasonable attorney fees) actually incurred by MDC as the immediate result of the Company providing MDC inaccurate or false product information.

Section 5.
Confidentiality


MDC agrees that, during and after the term of this Agreement, it will not disclose to any third party, or authorize any third party to use information relating to the business or interests of the Company which MDC knows, or has reason to know, is regarded as confidential and valuable to the Company, unless the Company expressly authorizes MDC to do so in writing. MDC and the Company agree that, in determining whether information is confidential information and/or a trade secret, the fact that such information is not marked "confidential" will not adversely affect its confidentiality or trade secret status. Upon the termination of this Agreement, MDC shall return all of the information provided to it by the Company.

Section 6.
MDC's Services to Others

Nothing in this Agreement shall be construed to limit or restrict MDC from conducting the services contained herein for third parties. MDC shall provide the services hereunder as an independent contractor, and not as an employee of the Company. MDC shall have no authority to act for, represent or bind the Company, or any of its affiliates, except as expressly agreed to in writing by the Company.

Section 7.
Miscellaneous

(a)	Notices.  Any notice required or permitted to be given hereunder shall be given in writing and shall be mailed to the other party by way of certified mail, return receipt requested; overnight delivery; or facsimile as follows:

If to MDC:

Marketing Direct Concepts, Inc.
Michael Calderone, President
333 N. Rancho, Suite 900
Las Vegas, NV 89106

If to the Company:

Saf T Lok Incorporated
John L. Gardner, President
18245 S.E. Federal Highway
Tequesta, FL 33469


(b)	Early Termination of Agreement.  The Company may terminate the services of MDC, without cause, during the term of this Agreement provided that, upon such early termination, the Company pay for those additional advertising expenses actually incurred up to the date of early termination and detailed in an invoice, as set forth in Section 3 herein. All monies paid and shares of common stock delivered by the Company at the time of early termination without cause are deemed non-refundable.

(c)	Waiver.  Either party to this Agreement may waive, in writing, a breach of any provision contained in this Agreement. Such waiver shall not be construed to be a waiver of any other provision contained in this Agreement. The failure of either party to insist upon the strict compliance of any provision contained in this Agreement shall not be considered to be a waiver of that provision and shall not restrict the right of that party to sub-sequently insist upon the other party's strict adherence to that provision.

(d)	Entire Agreement.  This Agreement shall be deemed to be the entire agreement between the parties and may only be changed with prior written approval by both parties.

(e)	Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Company, MDC and their respective successors and assigns. Provided, however, that any assignment of this Agreement shall be void unless the assignment has been expressly approved in writing by the other party prior to the assignment.

(f)	Termination for Breach of Agreement.  In the event any representation, warranty or covenant contained in this Agreement is breached by either party, and such breach continues for a period of ten business days after the breaching party receives written notice of the breach from the non-breaching party, the non-breaching party shall be entitled to terminate this Agreement.

(g)	Severability.  If any provision contained within this Agreement is deemed to be invalid, illegal or unenforceable, all other provisions shall be deemed to be in full force and effect such that the Agreement is enforceable as if the invalid, illegal or unenforceable provisions were not a part of the Agreement.

(h)	Counterparts.  This Agreement may be executed in several counterparts, each of which, when taken together, shall be deemed to constitute the entire Agreement. Receipt of a signature via facsimile shall be deemed to be an original signature.

(i)	Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Florida. In case of any dispute arising from this Agreement, both parties agree to utilize arbitration as the means of settling any such disputes.






IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


MARKETING DIRECT CONCEPTS, INC.		SAF T LOK INCORPORATED


By: /s/ Michael Calerone                 By: /s/ John L. Gardner
Michael Calderone, President                 John L. Gardner, President